Exhibit 99.2

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

SUPPLEMENTAL DATA

RECONCILIATION OF OPERATING (LOSS) EARNINGS TO EBITDA

In Thousands

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Reconciliation of operating (loss) earnings to EBITDA:
Operating (loss) earnings	$(961)	$273
Depreciation	2,295	2,509
EBITDA	$1,334	$2,782

We define EBITDA as earnings before interest, taxes, depreciation and amortization.  EBITDA is a supplemental non-GAAP financial measure commonly used by management and industry analysts to evaluate our operations. We believe that EBITDA provides useful information to investors regarding our ability to service debt. EBITDA should not be construed as an alternative to operating earnings (as an indicator of our operating performance) or cash flows from operations (as a measure of liquidity) as determined in accordance with accounting principles generally accepted in the United States of America. Not all companies calculate EBITDA in the same manner, and EBITDA as presented by Dover Downs Gaming & Entertainment, Inc. may not be comparable to similarly titled measures presented by other companies.